Exhibit 99.1

SRx Health Solutions Closes EMJX Acquisition and Launches AI-Driven Platform Strategy Under New Name and Brand, SRX Global, Focused on Investments in High-Conviction Operating Companies and Assets

Company announces name change to SRX Global in conjunction with transaction closing

Company’s stock to remain trading on the NYSE American (“NYSE”) under ticker symbol “SRXH”

NORTH PALM BEACH, FL — June 18, 2026 — SRx Health Solutions, Inc. (NYSE American: SRXH) (the “Company”, or “SRX”) today announced it has completed the acquisition of EMJ Crypto Technologies, Inc. (“EMJX”) and is launching its new AI-driven platform strategy, which will focus on driving returns for shareholders through the allocation of capital into high-conviction operating companies and assets.

In conjunction with the transaction closing, the Company has changed its legal name and branding to SRX Global Inc. The Company’s stock will remain trading on the NYSE under the ticker symbol “SRXH” and will continue to trade under the existing name for up to 10 business days.

EMJX is a “Gen2” digital-asset treasury that now operates under the SRX Global platform, along with its Halo consumer brands. EMJX is structured as a multi-asset digital holdings platform that governs how capital is allocated, hedged, and reinvested across market cycles, rather than functioning as a passive balance sheet tracking asset values.

The combination of the two companies brings a highly experienced, operationally-focused team with deep public markets expertise together with next-generation, AI-enabled capital deployment strategies across digital and traditional assets, powered by proprietary algorithms developed by EMJX’s founder Eric Jackson. The Company has already made investments in areas it considers to be high-potential growth drivers, in companies such as Astro Capital, Opendoor Technologies Inc., Uber Technologies and Optimi Health Corp.

“The closing of the transaction with EMJX marks the start of a pivotal new era of opportunity and innovation for SRX Global,” said Kent Cunningham, CEO of SRX Global. “In addition to growing our Halo® business, we will be pursuing strategic actions centered on capital allocation driven by AI-enabled analytics towards high-growth assets and opportunistic investments. We believe there are significant synergies between SRX and EMJX and we intend to capitalize on these in as many ways possible to maximize shareholder value.”

“Most digital-asset treasuries ride up and down with the price of bitcoin,” commented Eric M. Jackson, Founder of EMJX and President, EMJX & Head of Asset Management of SRX Global. “EMJX is built to compound through the chop, not just ride the cycle. We’ve already deployed capital into multiple high-conviction positions through this transaction, and we’re bringing the same disciplined, AI-driven allocation framework that defined EMJX to SRX Global’s shareholders going forward.”

The management team of the newly merged company will comprise Kent Cunningham as Chief Executive Officer, Eric Jackson, PhD, as President, EMJX & Head of Asset Management, and Nina Martinez as Chief Financial Officer.

In conjunction with the Company’s name change and brand, a new website has been launched which can be found by visiting www.srxglobalinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com